Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-201052

PROSPECTUS SUPPLEMENT NO. 5

(TO PROSPECTUS DATED MARCH 17, 2015)

INSITE VISION INCORPORATED

5,078,070 Shares of Common Stock

This Prospectus Supplement No. 5 supplements our Prospectus, dated March 17, 2015, and relates to the resale by the selling stockholders identified in the Prospectus of up to an aggregate of 5,078,070 shares of our common stock issuable upon the exercise of outstanding warrants. The warrants were issued and sold to the selling stockholders in a private placement in October, November and December, 2014.

Attached hereto and incorporated by reference herein is our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 11, 2015.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus and in Prospectus Supplement No. 1, dated April 2, 2015, Prospectus Supplement No. 2, dated April 17, 2015, Prospectus Supplement No. 3, dated May 12, 2015, and Prospectus Supplement No. 4, dated June 10, 2015 (together, the Prospectus Supplements). This Prospectus Supplement No. 5 should be read in conjunction with the Prospectus and the Prospectus Supplements and is qualified in its entirety by reference to the Prospectus and the Prospectus Supplements, except to the extent that the information in this Prospectus Supplement No. 5 supersedes the information contained in the Prospectus and the Prospectus Supplements.

Our common stock is quoted on the OTC Bulletin Board under the symbol “INSV.” On June 11, 2015, the closing bid price per share of our common stock was $0.18 per share.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” beginning on page 3 of the Prospectus and the risk factors incorporated by reference in the Prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement No. 5. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 12, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.
Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on June 8, 2015, InSite Vision Incorporated, a Delaware corporation (the “Company”), QLT Inc, a corporation incorporated under the laws of British Columbia (“QLT”), and Isotope Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of QLT (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into the Company, and the Company will be the surviving corporation (the “Surviving Corporation”) in the merger and a wholly owned indirect subsidiary of QLT (the “Merger”).

In connection with the execution of the Merger Agreement, on June 8, 2015, the Company and QLT entered into a secured note (the “Secured Note”) pursuant to which QLT agreed, subject to the terms and conditions thereof, to provide a secured line of credit of up to $9,853,333 to the Company.

Concurrently with the issuance of the Secured Note, the Company drew $2,460,000 under the Secured Note to finance the filing fee payable by the Company in connection with the filing of the new drug application with the U.S. Food and Drug Administration, as discussed below. On June 10, 2015, the Company drew an additional $1,100,000 to fund its operations. The Secured Note provides that the Company will have the right to draw an additional $600,000 to finance certain manufacturing costs, and beginning in June 2015, may also borrow up to $1,100,000 per month for six months beginning in July 2015, and up to $293,333 in December.

On June 9, 2015, the Company, QLT and U.S. Bank National Association, as collateral agent (“U.S. Bank”) and on behalf and at the direction of the holders of the Company’s outstanding 12% notes (“2014 Notes”), entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the Company and QLT under which the holders of the 2014 Notes agreed to subordinate their security interest in the Company’s assets to the security interest of QLT pursuant to the Secured Note.

In addition, in connection with the execution of the Merger Agreement, each of Nicky V LLC, Kash Flow 18 LLC, James Cannon and Timothy McInerney, as holders of, in the aggregate, $5,250,000 of the 2014 Notes (each, a “Consenting Holder”), entered into an Amendment, Waiver and Consent (each such Amendment, Waiver and Consent, an “Amendment and Waiver”) with the Company pursuant to which each such Consenting Holder agreed, among other things, to waive his or its rights to a mandatory redemption of such Consenting Holder’s 2014 Notes in connection with the consummation of the Merger. Pursuant to the terms of the Amendment and Waiver, the maturity date of the 2014 Notes held by such holders will be the earlier to occur of (a) six months following the closing of the Merger and (b) 12 months after the date on which the Merger Agreement is terminated. The Amendment and Waiver also provides that the interest payable on the 2014 Notes will continue to be 12% per annum, except if there is an “Event of Acceleration” (as defined in the 2014 Notes, the interest rate will increase to 20% per annum from the date of such event.

The Amendment and Waiver also provides the Company with the right to redeem, at its option and upon prior notice, the 2014 Notes held by the Consenting Holders in whole or in part at the redemption price equal to 100% of the principal amount of such 2014 Note plus accrued but unpaid interest thereon.

The description set forth above regarding the Intercreditor Agreement is qualified in its entirety by the Intercreditor Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Amendment and Waivers is qualified in its entirety by the Amendments and Waivers, the form of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03 of this Current Report on Form 8-K.

Item 8.01.	Regulation FD Disclosure.

On June 11, 2015, the Company issued a press release announcing that the Company had submitted a new drug application with the U.S. Food and Drug Administration with respect to BromSite™, a drug-candidate developed for the treatment of inflammation and prevention of pain after cataract surgery. The filing of the new drug application satisfies a condition to consummation of the Merger. The closing of the Merger is subject to customary conditions, including approval by the Company’s stockholders. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, the timetable for and ability of QLT and InSite Vision to make future filings with the FDA, including with respect to BromSite™ and DexaSite™, and to conduct future clinical trials, including with respect to the QLT retinoid product candidate, the benefits and synergies of the transaction, including for InSite Vision’s and the combined company’s stockholders, future opportunities for the combined businesses, including with respect to its product candidates and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which QLT and InSite Vision operate; the commercial success of QLT’s and InSite Vision’s products; the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; QLT’s ability to successfully integrate InSite Vision’s operations and employees with QLT’s existing business; the ability to realize anticipated growth, synergies and cost savings; QLT’s and InSite Vision’s research and development risks, including with respect to QLT091001, QLT’s lead retinoid product candidate, for the treatment of inherited retinal diseases, and InSite Vision’s efforts to develop and obtain

FDA approval of BromSite™ and DexaSite™, and the combined company’s ability to successfully commercialize, either alone or with partners, such product candidates. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (1) QLT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports; and (2) InSite Vision’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and none of QLT, InSite Vision or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

No Offer or Solicitation

The information in this Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

QLT will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to QLT’s shares of common stock to be issued in the Merger and a proxy statement of the Company in connection with the Merger between QLT and the Company (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will be sent or given to the stockholders of the Company and will contain important information about the Merger and related matters. THE COMPANY’S SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by QLT or the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Proxy Statement/Prospectus from QLT or the Company by contacting either (1) “QLT Investor Relations,” QLT Inc, 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5, or by going to QLT’s website at www.qltinc.com under the heading “Investors” or (2) Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investor Info page on its corporate website at www.insitevision.com.

Participants in the Solicitation

QLT and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger and may have direct or indirect interests in the Merger. Information about QLT’s directors and executive officers is set forth in QLT’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on November 19, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on April 30, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov, and from QLT’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars,” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on February 19, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 18, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov, and from the Company by contacting Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investor Info page on its corporate website at www.insitevision.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the Proxy Statement/Prospectus that QLT will file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Intercreditor Agreement, dated June 9, 2015, among the Company, QLT and U.S. Bank, as collateral agent.

10.2	Form of Amendment, Waiver and Consent.

99.1	Press Release, dated June 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015	INSITE VISION INCORPORATED

	By:	/s/ Timothy M. Ruane
Timothy M. Ruane
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Intercreditor Agreement, dated June 9, 2015, among InSite Vision Incorporated, QLT Inc. and U.S. Bank, as collateral agent.

10.2	Form of Amendment, Waiver and Consent.

99.1	Press Release, dated June 11, 2015.

Exhibit 10.1

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of June 9, 2015, among QLT INC., as secured party (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Creditor”) for the First Priority Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below) and INSITE VISION INCORPORATED (the “Company”).

WHEREAS, the Company and the First Priority Creditor are parties to the Secured Note, dated as of June 8, 2015 (the “Existing First Priority Agreement”), pursuant to which the First Priority Creditor agreed to make advances to the Company; and

WHEREAS, the Company, Riverbank Capital Securities, Inc. and the purchasers party thereto are parties to the Securities Purchase Agreement, dated as of October 9, 2014 (and as amended on November 21, 2014) (the “Existing Second Priority Agreement”), pursuant to which the Company has issued secured notes (the “Second-Lien Notes”); and

WHEREAS, the Company has granted to the First Priority Creditor security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, the Company has granted to the Second Priority Representative security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations and the Second Priority Representative, on behalf of the Second Priority Secured Parties, is hereby agreeing to subordinate such security interests, at the direction of the required holders of the Second Lien Notes, to the security interest of the First Priority Creditor;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings: “Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the Company.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Creditor” means QLT Inc. or any Persons that become holders or lenders under a First Priority Agreement from time to time.

“First Priority Documents” means the First Priority Agreement and each First Priority Security Document.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Secured Obligations” of the Company as defined in the First Priority Security Documents and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the First Priority Agreement and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

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“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full (or cash collateralized or defeased in a manner reasonably satisfactory to the First Priority Creditor), (b) all commitments to extend credit under the First Priority Documents have been terminated and (c) the First Priority Creditor has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the First Priority Secured Parties, which notice shall be delivered by the First Priority Creditor promptly after the occurrence of the events described in clauses (a) and (b).

“First Priority Secured Parties” means the First Priority Creditor and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the “Security Agreement” as defined in the First Priority Agreement, and any other documents pursuant to which a Lien is granted to the First Priority Creditor for the benefit of the First Priority Secured Parties.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Merger Agreement” means that certain Agreement and Plan of Merger, of even date herewith, by and among the First Priority Creditor, Isotope Acquisition Corp., a Delaware corporation and the Company, as it may be amended from time to time in accordance with the terms thereof.

“Merger” has the meaning set forth in the Merger Agreement.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“QLT Default” means the termination of the Merger Agreement by the Company pursuant to Section 7.1(f) thereof.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement.”

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“Second-Lien Notes” has the meaning set forth in the second “WHEREAS” clause of this Agreement.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Second Priority Agreement or any other agreement or instrument referred to in this clause (b). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Holders” as defined in the Second Priority Agreement and any holder of a Second-Lien Note and the Second Priority Representative.

“Second Priority Documents” means each Second Priority Agreement and each Second Priority Security Document.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) with respect to the Existing Second Priority Agreement, all “Secured Obligations” as defined in the Second Priority Security Documents and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Secured Parties” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Security Agreement” as defined in the Second Priority Agreement and any other documents pursuant to which a Lien is granted to the Second Priority Representative for the benefit of the Second Priority Secured Parties.

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“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Standstill Period” has the meaning set forth in Section 3.2.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of the Company other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First

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Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2. Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3. Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative, subsequent to the date hereof, shall be in form satisfactory to the First Priority Creditor.

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against Real Property that constitutes Common Collateral in favor of or for the benefit of the Second Priority Representative and the other Second Priority Secured Parties shall be in form satisfactory to the First Priority Creditor and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the First Priority Creditor, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of June 9, 2015 among QLT Inc., U.S. Bank National Association and InSite Vision Incorporated, as amended from time to time.”

(c) The First Priority Creditor hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of and on behalf of, and the First Priority Creditor or such third party holds such possession or control as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Creditor (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Creditor shall (i) deliver to the Second Priority Representative, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents (and to the extent not so required, such delivery shall be made to the Company) or (ii) direct and deliver such Common Collateral as a court

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of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4. No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) neither the Company nor any of its subsidiaries shall have any right to create any Lien, on any assets of the Company or any such subsidiary securing any Second Priority Obligation and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of the Borrower securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Creditor under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Creditor, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document either (i) release such Lien or (ii) assign it to the First Priority Creditor as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

SECTION 3. Enforcement Rights.

3.1. Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Company, the First Priority Creditor shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of acceleration under the First Priority Documents, the First Priority Creditor and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2. Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Second Priority Secured Parties, agree that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any Enforcement Action;

(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

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(d) they have no right to (i) direct either the First Priority Creditor or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Creditor or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(f) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

(g) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against the Company or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce (other than filing a proof of claim and other filings and making any arguments and motions that are necessary to preserve their rights with respect to the Second Priority Obligations and the Common Collateral) any Second Priority Security Document; and

(h) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents;

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of the Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the First Priority Creditor of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Acceleration” under and as defined in the Second Priority Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative by such First Priority Secured Party) or (ii) an Insolvency Proceeding in respect of the Company shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against the Company, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

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3.3. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, any such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4. Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties and at the sole cost and expense of the Company, agrees that each of them shall take such actions as the First Priority Creditor shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5. No Additional Rights For the Company Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6. Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Company or the Common Collateral, the Company, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of the Company.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the Company) or the Company may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Company and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1. Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Creditor for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Creditor, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Creditor to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

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4.2. Releases of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding (i) any sale or other disposition that is expressly prohibited by the Second Priority Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding and (ii) the release of all First Priority Liens after the occurrence of the First Priority Obligations Payment Date), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, except that the First Priority Creditor shall have notified the Second Priority Representative of such release.

(b) The Second Priority Representative shall, upon the direction of the required holders of the Second Lien Notes, promptly execute and deliver such release documents and instruments at the expense of the Company and shall take such further actions as the First Priority Creditor shall request to evidence any release, without representation, warranty or recourse, express or implied, of the Second Priority Lien described in paragraph (a) at the expense of the Company. The Second Priority Representative hereby appoints the First Priority Creditor and any officer or duly authorized person of the First Priority Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Creditor’s own name, from time to time, in the First Priority Creditor’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3. Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Creditor may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Creditor will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by the Company (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Creditor); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 5. Insolvency Proceedings.

5.1. Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral or in the Second

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Priority Lien (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Creditor or any other First Priority Secured Party with respect to the Common Collateral, or the extent to which the First Priority Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2. Financing Matters. If the Company becomes subject to any Insolvency Proceeding, and if the First Priority Creditor or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to the Company under the Bankruptcy Code or to consent (or not object) to the provision of such financing to the Company by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens on any Common Collateral (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Creditor or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

5.3. Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Creditor.

5.4. Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Creditor or the other First Priority Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the First Priority Creditor or the other First Priority Secured Parties, (b) any objection by the First Priority Creditor or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (c) the payment of interest, fees, expenses or other amounts to the First Priority Creditor or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, further agrees that, prior to the First Priority Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the First Priority Liens for costs or expenses of preserving or disposing of any Common Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(b), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(a) and Section 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Common Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral with respect to the Common Collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use

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of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may, as adequate protection of their interests in the Common Collateral, seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens on the Common Collateral are so subordinated to the First Priority Obligations under this Agreement, (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties and (z) subject to the right of the First Priority Secured Parties to object thereto, the payment of post-petition interest at the pre- default rate (provided, in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest at a rate no lower than the pre-default rate), provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Creditor shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection with respect to their interests in the Common Collateral without the prior written consent of the First Priority Creditor.

5.5. Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Company, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6. Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding or otherwise, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of the Company that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (or otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.

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5.7. Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Secured Priority Secured Parties. The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8. No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Creditor or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4).

5.9. Plans of Reorganization. No Second Priority Secured Party shall propose, support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) is accepted by the class of holders of First Priority Obligations voting thereon and is supported by the First Priority Creditor.

5.10. Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code (or otherwise) with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Creditor; provided that if requested by the First Priority Creditor, the Second Priority Representative shall, at the sole cost and expenses of the Company, timely exercise such rights in the manner requested by the First Priority Creditor, including any rights to payments in respect of such rights.

5.11. Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

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SECTION 6. Security Documents.

(a) The Company and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents in violation of this Agreement.

(b) The Company and the First Priority Creditor, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents in violation of this Agreement.

(c) In the event the First Priority Creditor enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors or add additional guarantees or collateral), then such amendment, waiver or consent shall apply to any comparable provision of the Comparable Second Priority Security Document (with all such amendments, waivers and modifications subject to the terms hereof) and the Company and the Second Priority Secured Parties (and the required Second Priority Secured Parties shall instruct the Second Priority Representative in writing to execute the same) will work in good faith to promptly negotiate and execute any necessary amendments to such Comparable Second Priority Security Documents to give effect to this Section 6(c); provided, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties (other than the Second Priority Representative) and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative (to be given or withheld in accordance with the Second Priority Agreement), and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof. The Second Priority Documents may not be amended in a manner that would increase (i) the principal amount thereunder or (ii) the interest rate thereon, in each case, without the prior written consent of the First Priority Creditor.

(d) The First Priority Obligations and the Second Priority Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Priority Agreement or any Second Priority Agreement) of any First Priority Secured Party or any Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the First Priority Creditor or the Second Priority Representative, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the First Priority Creditor or the Second Priority Representative, as the case may be; provided that such documents or agreements shall comply with Section 6(a) and Section 6(b).

(e) If at any time in connection with or after the discharge of all First Priority Obligations, the Company enters into any replacement First Priority Agreement secured by all or a portion of the First Priority Collateral on a first-priority basis, then such prior discharge of First Priority Obligations shall automatically be deemed not to have occurred for the purposes of this Agreement, and

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the obligations under such replacement First Priority Agreement shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the First Priority Collateral (or such portion thereof) set forth therein; provided that, the First Priority Secured Parties, the Second Priority Secured Parties (and the required Second Priority Secured Parties shall instruct the Second Priority Representative to execute the same) and the Company will work in good faith to promptly negotiate and execute an amendment to this Agreement giving effect to this Section 6(e).

(f) In connection with any refinancing or replacement contemplated by Section 6(d) or 6(e), this Agreement may be amended at the request and sole expense of the Company, and without the consent of the First Priority Creditor, the First Priority Secured Parties, or the Second Priority Representative or the Second Priority Secured Parties (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any First Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority (or junior priority) as the Liens on any First Priority Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that Liens on any Second Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Second Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Creditor expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2. No Warranties or Liability. The Second Priority Representative and the First Priority Creditor acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Creditor will be entitled to manage and supervise their respective extensions of credit to the Company in accordance with law, the relevant First Priority Documents and Second Priority Documents and their usual practices, modified from time to time as they deem appropriate.

7.3. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Company with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

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SECTION 8. Obligations Unconditional.

8.1. First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Company) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company in respect of the First Priority Obligations, or of any Second Priority Secured Party, or the Company, to the extent applicable, in respect of this Agreement.

8.2. Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Company) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Second Priority Obligations or any First Priority Secured Party, or the Company, to the extent applicable, in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Company and the Secured Parties, negate, impair, waive or cancel any rights granted to, or carry liability or obligation of, the Company in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Company (other than as expressly set forth herein).

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9.2. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Company on the faith hereof.

9.3. Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Creditor (in accordance with the First Priority Agreement) and the Second Priority Representative (in accordance with the Second Priority Agreement), and, in the case of amendments or modifications of Sections 3.5, 3.6, 5.2, 5.4, 6(c), 6(d), 6(e), 6(f), 9.3, 9.5 or 9.6, the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Anything herein to the contrary notwithstanding, no consent of the Company shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that (i) directly affect any obligation or right of the Company hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Company or (ii) change the rights of the Company to refinance the First Priority Obligations or the Second Priority Obligations.

9.4. Information Concerning Financial Condition of the Company. Neither the Second Priority Representative nor the First Priority Creditor hereby assumes responsibility for keeping each other informed of the financial condition of the Company and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Creditor hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Creditor, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide or update any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information. Neither the First Priority Creditor nor the Second Priority Representative shall have any responsibility to monitor or verify the financial condition of the Company.

9.5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6. Submission to Jurisdiction. (a) Each First Priority Secured Party, each Second Priority Secured Party and the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against the Company or its properties in the courts of any jurisdiction.

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(b) Each First Priority Secured Party, each Second Priority Secured Party and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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9.13. Termination; QLT Default. Notwithstanding anything to the contrary contained in this Agreement:

(a) upon the occurrence of the Closing Date (as defined in the Merger Agreement, the “Merger Agreement Closing Date”)), (i) all Liens in favor of any Second Priority Secured Party securing the Second Priority Obligations shall be deemed to rank senior in all respects to the Liens in favor of the First Priority Secured Parties securing the First Priority Secured Obligations, (ii) the First Priority Creditor shall promptly deliver to the Second Priority Representative or its designees any and all possessory Common Collateral that it is holding pursuant to the terms of the First Priority Documents, and (iii) in furtherance of the foregoing, the First Priority Creditor and the Majority Holders (as defined in the Existing Second Priority Agreement) (who shall instruct the Second Priority Representative to execute the same) will work in good faith to promptly negotiate and execute an amendment to this Agreement providing that QLT Inc., as the First Priority Creditor under this Agreement, shall become the second priority creditor and U.S. Bank National Association, as collateral agent, and as the Second Priority Representative under this Agreement, shall become the first priority creditor, all on terms substantially equivalent to those set forth in this Agreement governing the relative priorities and rights of the First Priority Creditor and Second Priority Creditors (the “Post Merger Amended Intercreditor Agreement”), upon and after which the Post Merger Amended Intercreditor Agreement shall be deemed the “Intercreditor Agreement” as defined in the Existing First Priority Agreement; and

(b) upon the occurrence, and during the continuation of, a QLT Default (i) all Liens in favor of any Second Priority Secured Party securing the Second Priority Obligations shall be deemed to rank pari passu in all respects with the Liens in favor of the First Priority Secured Parties securing the First Priority Secured Obligations and (ii) in furtherance of the foregoing, the First Priority Creditor and the Majority Holders (as defined in the Existing Second Priority Agreement) (who shall instruct the Second Priority Representative to execute the same) will work in good faith to promptly negotiate and execute an amendment to this Agreement to give effect to such pari passu ranking.

9.14. Amendment to Second Priority Documents. Notwithstanding anything contained in the Second Priority Documents, Company and the Second Priority Representative agree that the First Priority Security Documents shall be deemed a “Permitted Lien” thereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

QLT INC., as First Priority Creditor for and on behalf of the First Priority Secured Parties

By:
Name:	Geoffrey Cox
Title:	Interim Chief Executive Officer

Address for Notices:

QLT Inc.
887 Great Northern Way, Suite 250
Vancouver, BC V5T 4T5
Canada
Attention: Glen Ibbott, Interim Chief Financial Officer
Facsimile No.: (604) 873-0816
With a copies to:

QLT Inc.
887 Great Northern Way, Suite 250
Vancouver, BC V5T 4T5
Canada
Attention: Dori Assaly, Vice President Legal Affairs
Facsimile No.: (604) 873-081 and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Raymond O. Gietz
Facsimile: 212-310-8702

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as Second Priority Representative for and on behalf of the Second
Priority Secured Parties

By:
Name:	Jean Clarke
Title:	Vice President

Address for Notices:

U.S. Bank National Association
Global Trust Services
100 Wall Street, Suite 1600
New York, New York 10005
Facsimile: 212-951-6986
Attention: Jean Clarke, Vice President
Email: jean.clarke@usbank.com

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

INSITE VISION INCORPORATED

By:
Name:	Timothy M. Ruane
Title:	Chief Executive Officer

Address for Notices:

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Facsimile: (510) 747-1382
Attention: Timothy M. Ruane
Email: TRuane@insite.com

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

Exhibit 10.2

FORM OF

AMENDMENT, WAIVER AND CONSENT

TO:	INSITE VISION INCORPORATED (the “Corporation”)

RE:	12% SECURED SENIOR NOTES OF THE CORPORATION

WHEREAS:

A.	The undersigned (the “Holder”) is the holder of a 12% senior secured notes in the aggregate principal amount of US$[●] (the “Holder Notes”, and together with all other notes issued pursuant to the Purchase Agreement (as defined below), the “Notes”) issued by the Corporation to the Holder pursuant to a securities purchase agreement (the “Purchase Agreement”) dated October 9, 2014, as amended on November 21, 2014 among the Corporation, Riverbank Capital Securities, Inc., the Holder and certain other purchasers party thereto.

B.	The Corporation, QLT Inc. (“QLT”) and Isotope Acquisition Corp., a Delaware corporation (“Merger Sub”) entered into an agreement and plan of merger (the “Merger Agreement”) dated the date hereof pursuant to which, among other things, Merger Sub will merge with and into the Corporation, on the terms and conditions of the Merger Agreement (the “Merger”).

C.	Pursuant to the Merger Agreement, either party may terminate the Merger Agreement if the consummation of the Merger (the “Merger Closing”) does not occur on or before December 8, 2015, as it may be extended by the parties pursuant to the terms of the Merger Agreement (the “End Date”).

D.	Pursuant to Section 2 of the Notes, the Notes and the outstanding principal balance of the Note together with all accrued and unpaid interest thereunder becomes due and payable in a lump sum on October 9, 2015 (the “Maturity Date”).

E.	Pursuant to Section 9(b) of the Notes, the Merger will constitute a “Sale of Maker” as such term is defined in the Notes, and trigger an obligation of the Corporation to redeem (the “Mandatory Redemption”) the Note at the Redemption Price, as defined in the Notes, within ten days after the Merger Closing.

F.

In connection with the Merger (i) QLT agreed to advance a loan (the “QLT Loan”) to the Corporation of up to US$9,853,333.00 on the terms and conditions of a secured note (the “QLT Note”) issued by Corporation to QLT dated the date hereof and (ii) QLT, the Corporation and U.S. Bank National Association (the “Collateral Agent”), as collateral agent for the Holder and certain other purchasers under the Purchase Agreement, entered into an intercreditor agreement (the “Intercreditor Agreement”) pursuant to which, among other things, the Collateral Agent agreed to subordinate security interests (the “Holder’s Security”) granted by the Corporation to secure its obligations under the Purchase Agreement pursuant to the terms of that certain Security Agreement, dated

October 9, 2014 by and between Corporation and the Collateral Agent (the “Holder Security Agreement”) to the security interest granted by the Corporation to secure its obligations under the QLT Note (the “QLT Security”).

G.	The Holder, along with certain other holders of the Notes which together constitute the Majority Holders (as defined in the Purchase Agreement) wishes to provide its consent to amend the Note to extend the Maturity Date under the Note, waive its rights pursuant to the Mandatory Redemption under the Note, and provide its consent to the QLT Loan and priority of the QLT Security on the terms and conditions hereof.

THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the date hereof, the Holder hereby agrees as follows:

1.	Pursuant to Section 12 of the Notes, the Holder agrees to amend the Notes as follows:

(a)	Section 2 of the Notes is deleted in its entirety and replaced with the following:

“2. Due Date. Unless earlier accelerated pursuant to the terms hereof, this Note matures and the outstanding principal balance of this Note together with all accrued and unpaid interest hereunder becomes due and payable in a lump sum on the day (the “Maturity Date”) which is the earlier to occur of (i) 6 months following the Closing Date, as such term is defined in an agreement and plan of merger (the “Merger Agreement Closing Date”) dated June 8, 2015, entered into between the Maker, QLT and a wholly owned subsidiary of QLT, as such agreement may be amended, restated and in effect from time to time (the “Merger Agreement”) and (ii) 12 months after the date on which the Merger Agreement is terminated.”

(b)	The first sentence of Section 3 of the Notes is deleted in its entirety and replaced with the following:

“3. Interest. Interest accrues on the unpaid balance outstanding from time to time under this Note at the rate of 12% per annum until the Maturity Date, provided that upon an Event of Acceleration, at the written election of the Majority Holders (as defined in the Purchase Agreement), any outstanding principal amount and accrued but unpaid interest bears interest at the rate of 20% per annum from the date of such Event of Acceleration.”

(c)	All references to the term “Extended Maturity Date” are deleted in their entirety.

(d)	Section 5(B) of the Notes is deleted in its entirety and replaced with the following:

(B) not, without the written consent of the Majority Holders (i) incur any indebtedness for money borrowed, other than indebtedness (a) in an aggregate amount not to exceed $100,000, (b) owing to a seller incurred solely for the purpose of financing the purchase price of an asset of a type customarily purchased by the Maker acquired from such seller, (c) that is subordinated to this Note in a manner reasonably satisfactory to the Holder or (d) owing to QLT Inc. or any of its affiliates, provided that any Liens granted to secure such Indebtedness shall, after the Merger Agreement Closing Date, be junior to the Lien securing the Notes or (ii) grant, or permit to be created, any lien other than the security interests created under the Security Agreement and any security interest which would constitute a Permitted Lien (as defined in the Security Agreement);

(e)	Section 8 of the Notes is deleted in its entirety and replaced with the following:

“8. Optional Redemption. This Note may be redeemed by the Maker at any time upon 10 days prior written notice to the Holder, in whole or in part, at the redemption price equal to 100% of the principal amount of this Note plus accrued but unpaid interest thereon (the “Redemption Price”).”

2.	Pursuant to Section 12 of the Notes, the Holder, along with certain other holders of the Notes which together constitute the Majority Holders (as defined in the Purchase Agreement), hereby irrevocably and unconditionally waives all of the rights of the holders of the Notes pursuant to the Mandatory Redemption in connection with the Merger and the Merger Agreement, and agrees that, notwithstanding any other provision of the Notes, the Merger and any transaction contemplated under the Merger Agreement shall be deemed not to constitute a “Sale of Maker”, as such term is defined under the Notes.

3.	Pursuant to Section 5 of the Notes, the Holder, along with certain other holders of the Notes which together constitute the Majority Holders, hereby irrevocably and unconditionally consents to the QLT Loan on the terms and conditions of the QLT Note, the granting of the QLT Security and the subordination of the Holder’s Security to the QLT Security on the terms and conditions of the Intercreditor Agreement, and agrees that, notwithstanding any other provision of the Notes or the Purchase Agreement, the QLT Note, the Intercreditor Agreement and any one or more transactions contemplated thereby shall be deemed not to constitute and Event of Acceleration, as such term is defined in the Notes.

4.	Holder, along with certain other holders of the Notes which together constitute the Majority Holders, hereby instructs Collateral Agent to execute the Intercreditor Agreement substantially in the form set out in Exhibit A hereto.

5.	The Holder represents and warrants that as of the date hereof: (i) it is the sole registered and beneficial owner of the Holder Notes free and clear of all encumbrances, and that it has not transferred or in any way disposed of any of its rights under the Holder Notes or any portion thereof; and (ii) no Event of Acceleration, as such term is defined in the Holder Notes, has occurred and is continuing.

6.	The Holder acknowledges and understands that the Corporation is relying on this amendment, waiver and consent in connection with the entering into the Merger Agreement and performance of its obligations thereunder.

7.	Time is the essence of this amendment, waiver and consent.

8.	Except as amended or supplemented by this amendment, waiver and consent, the Notes remain unchanged and in full force and effect. This amendment, waiver and consent shall be governed by the laws of the State of New York.

9.	If any provision of this amendment, waiver and consent is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this amendment, waiver and consent shall remain in full force and effect. Any provision of this amendment, waiver and consent held invalid only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

10.	This amendment, waiver and consent shall be binding upon and shall inure to the benefit of the Holder and the Corporation and their respective successors and permitted assigns.

11.	This amendment, waiver and consent may be executed in several counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original, and such counterparts together shall constitute one and the same instrument.

12.	The parties hereto acknowledge and agree that all outstanding principal, fees and interests owing on those certain Notes set forth on Exhibit B will be repaid within 10 days after the consummation of the Merger

13.	The Corporation and the Holder acknowledge that the indemnities and reimbursement provisions of the Holder Security Agreement and the other Collateral Documents (as defined in the Holder Security Agreement) apply to the transactions contemplated by this amendment, waiver and consent.

14.	Pursuant to Section 17 of the Holder Security Agreement, the Corporation and the Holder acknowledge the Collateral Agent’s has designated the following address as its address for purposes of Section 12 of the Holder Security Agreement and agree the Holder Security Agreement is amended to reflect such address:

U.S. Bank National Association

Global Trust Services

100 Wall Street, Suite 1600

New York, New York 10005

Facsimile: 212-951-6986

Attention: Jean Clarke, Vice President

Email: jean.clarke@usbank.com

[Signature page follows]

IN WITNESS WHEREOF, the Holder has duly executed this amendment, waiver and consent on the [●] day of June, 2015.

[Name]

[SIGNATURE PAGE TO AMENDMENT, WAIVER AND CONSENT]

The Corporation has agreed to and accepted this amendment, waiver and consent on the [●] day of June, 2015.

INSITE VISION INCORPORATED by its authorized signatory:

Authorized Signatory
Name: Timothy M. Ruane
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT, WAIVER AND CONSENT]

Exhibit A

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of June [     ], 2015, among QLT INC., as secured party (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Creditor”) for the First Priority Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below) and INSITE VISION INCORPORATED (the “Company”).

WHEREAS, the Company and the First Priority Creditor are parties to the Secured Note, dated as of June 8, 2015 (the “Existing First Priority Agreement”), pursuant to which the First Priority Creditor agreed to make advances to the Company; and

WHEREAS, the Company, Riverbank Capital Securities, Inc. and the purchasers party thereto are parties to the Securities Purchase Agreement, dated as of October 9, 2014 (and as amended on November 21, 2014) (the “Existing Second Priority Agreement”), pursuant to which the Company has issued secured notes (the “Second-Lien Notes”); and

WHEREAS, the Company has granted to the First Priority Creditor security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, the Company has granted to the Second Priority Representative security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations and the Second Priority Representative, on behalf of the Second Priority Secured Parties, is hereby agreeing to subordinate such security interests to the security interest of the First Priority Creditor;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings: “Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the Company.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Creditor” means QLT Inc. or any Persons that become holders or lenders under a First Priority Agreement from time to time.

“First Priority Documents” means the First Priority Agreement and each First Priority Security Document.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Secured Obligations” of the Company as defined in the First Priority Security Documents and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the First Priority Agreement and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full (or cash collateralized or defeased in a manner reasonably satisfactory to the First Priority Creditor), (b) all commitments to extend credit under the First Priority Documents have been terminated and (c) the First Priority Creditor has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the First Priority Secured Parties, which notice shall be delivered by the First Priority Creditor promptly after the occurrence of the events described in clauses (a) and (b).

“First Priority Secured Parties” means the First Priority Creditor and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the “Security Agreement” as defined in the First Priority Agreement, and any other documents pursuant to which a Lien is granted to the First Priority Creditor for the benefit of the First Priority Secured Parties.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Merger Agreement” means that certain Agreement and Plan of Merger, of even date herewith, by and among the First Priority Creditor, Isotope Acquisition Corp., a Delaware corporation and the Company, as it may be amended from time to time in accordance with the terms thereof.

“Merger” has the meaning set forth in the Merger Agreement.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“QLT Default” means the termination of the Merger Agreement by the Company pursuant to Section 7.1(f) thereof.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement.”

“Second-Lien Notes” has the meaning set forth in the second “WHEREAS” clause of this Agreement.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Second Priority Agreement or any other agreement or instrument referred to in this clause (b). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Holders” as defined in the Second Priority Agreement and any holder of a Second-Lien Note and the Second Priority Representative.

“Second Priority Documents” means each Second Priority Agreement and each Second Priority Security Document.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) with respect to the Existing Second Priority Agreement, all “Secured Obligations” as defined in the Second Priority Security Documents and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Secured Parties” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Security Agreement” as defined in the Second Priority Agreement and any other documents pursuant to which a Lien is granted to the Second Priority Representative for the benefit of the Second Priority Secured Parties.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Standstill Period” has the meaning set forth in Section 3.2.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of the Company other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2. Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3. Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Creditor.

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against Real Property that constitutes Common Collateral in favor of or for the benefit of the Second Priority Representative and the other Second Priority Secured Parties shall be in form satisfactory to the First Priority Creditor and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the First Priority Creditor, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of June [ ], 2015 among QLT Inc., U.S. Bank National Association and InSite Vision Incorporated, as amended from time to time.”

(c) The First Priority Creditor hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of and on behalf of, and the First Priority Creditor or such third party holds such possession or control as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Creditor (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Creditor shall (i) deliver to the Second Priority Representative, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents (and to the extent not so required, such delivery shall be made to the Company) or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4. No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) neither the Company nor any of its subsidiaries shall have any right to create any Lien, on any assets of the Company or any such subsidiary securing any Second Priority Obligation and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of the Borrower securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Creditor under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Creditor, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document either (i) release such Lien or (ii) assign it to the First Priority Creditor as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

SECTION 3. Enforcement Rights.

3.1. Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Company, the First Priority Creditor shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of acceleration under the First Priority Documents, the First Priority Creditor and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2. Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Second Priority Secured Parties, agree that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any Enforcement Action;

(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d) they have no right to (i) direct either the First Priority Creditor or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First

Priority Creditor or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents; (f) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

(g) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against the Company or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce (other than filing a proof of claim and other filings and making any arguments and motions that are necessary to preserve their rights with respect to the Second Priority Obligations and the Common Collateral) any Second Priority Security Document; and

(h) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents;

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of the Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the First Priority Creditor of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Acceleration” under and as defined in the Second Priority Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative by such First Priority Secured Party) or (ii) an Insolvency Proceeding in respect of the Company shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against the Company, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

3.3. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, any such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4. Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties and at the sole cost and expense of the Company, agrees that each of them shall take such actions as the First Priority Creditor shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5. No Additional Rights For the Company Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6. Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Company or the Common Collateral, the Company, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of the Company.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the Company) or the Company may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Company and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1. Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Creditor for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Creditor, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Creditor to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2. Releases of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding (i) any sale or other disposition that is expressly prohibited by the Second Priority Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding and (ii) the release of all First Priority Liens after the occurrence of the First Priority Obligations Payment Date), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments at the expense of the Company and shall take such further actions as the First Priority Creditor shall request to evidence any release, without representation, warranty, indemnity or recourse, express or implied, of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Creditor and any officer or duly authorized person of the First Priority Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Creditor’s own name, from time to time, in the First Priority Creditor’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3. Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Creditor may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Creditor will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by the Company (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Creditor); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 5. Insolvency Proceedings.

5.1. Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral or in the Second Priority Lien (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Creditor or any other First Priority Secured Party with respect to the Common Collateral, or the extent to which the First Priority Obligations constitute secured claims or the value thereof under Section

506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2. Financing Matters. If the Company becomes subject to any Insolvency Proceeding, and if the First Priority Creditor or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to the Company under the Bankruptcy Code or to consent (or not object) to the provision of such financing to the Company by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens on any Common Collateral (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Creditor or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

5.3. Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Creditor.

5.4. Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Creditor or the other First Priority Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the First Priority Creditor or the other First Priority Secured Parties, (b) any objection by the First Priority Creditor or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (c) the payment of interest, fees, expenses or other amounts to the First Priority Creditor or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, further agrees that, prior to the First Priority Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the First Priority Liens for costs or expenses of preserving or disposing of any Common Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(b), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(a) and Section 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Common Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral with respect to the Common Collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may, as adequate protection of their interests in the Common Collateral, seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens on the Common Collateral are so subordinated to the First Priority Obligations under this Agreement, (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties and (z) subject to the right of the First Priority Secured Parties to object thereto, the payment of post-petition interest at the pre- default rate (provided, in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest at a rate no lower than the pre-default rate), provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Creditor shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection with respect to their interests in the Common Collateral without the prior written consent of the First Priority Creditor.

5.5. Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Company, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6. Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding or otherwise, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of the Company that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (or otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.

5.7. Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Secured Priority Secured Parties. The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8. No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Creditor or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4).

5.9. Plans of Reorganization. No Second Priority Secured Party shall propose, support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) is accepted by the class of holders of First Priority Obligations voting thereon and is supported by the First Priority Creditor.

5.10. Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code (or otherwise) with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Creditor; provided that if requested by the First Priority Creditor, the Second Priority Representative shall, at the sole cost and expenses of the Company, timely exercise such rights in the manner requested by the First Priority Creditor, including any rights to payments in respect of such rights.

5.11. Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Security Documents.

(a) The Company and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents in violation of this Agreement.

(b) The Company and the First Priority Creditor, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents in violation of this Agreement.

(c) In the event the First Priority Creditor enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors or add additional guarantees or collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties (other than the Second Priority Representative) and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative (to be given or withheld in accordance with the Second Priority Agreement), and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof. The Second Priority Documents may not be amended in a manner that would increase (i) the principal amount thereunder or (ii) the interest rate thereon, in each case, without the prior written consent of the First Priority Creditor.

(d) The First Priority Obligations and the Second Priority Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Priority Agreement or any Second Priority Agreement) of any First Priority Secured Party or any Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the First Priority Creditor or the Second Priority Representative, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the First Priority Creditor or the Second Priority Representative, as the case may be; provided that such documents or agreements shall comply with Section 6(a) and Section 6(b).

(e) If at any time in connection with or after the discharge of all First Priority Obligations, the Company enters into any replacement First Priority Agreement secured by all or a portion of the First Priority Collateral on a first-priority basis, then such prior discharge of First Priority Obligations shall automatically be deemed not to have occurred for the purposes of this Agreement, and the obligations under such replacement First Priority Agreement shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the First Priority Collateral (or such portion thereof) set forth therein.

(f) In connection with any refinancing or replacement contemplated by Section 6(d) or 6(e), this Agreement may be amended at the request and sole expense of the Company, and without the consent of the First Priority Creditor, the First Priority Secured Parties, or the Second Priority Representative or the Second Priority Secured Parties (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any First Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority (or junior priority) as the Liens on any First Priority Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that Liens on any Second Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Second Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Creditor expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2. No Warranties or Liability. The Second Priority Representative and the First Priority Creditor acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Creditor will be entitled to manage and supervise their respective extensions of credit to the Company in accordance with law, the relevant First Priority Documents and Second Priority Documents and their usual practices, modified from time to time as they deem appropriate.

7.3. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Company with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8. Obligations Unconditional.

8.1. First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Company) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company in respect of the First Priority Obligations, or of any Second Priority Secured Party, or the Company, to the extent applicable, in respect of this Agreement.

8.2. Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Company) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Second Priority Obligations or any First Priority Secured Party, or the Company, to the extent applicable, in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Company and the Secured Parties, negate, impair, waive or cancel any rights granted to, or carry liability or obligation of, the Company in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Company (other than as expressly set forth herein).

9.2. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Company on the faith hereof.

9.3. Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Creditor (in accordance with the First Priority Agreement) and the Second Priority Representative (in accordance with the Second Priority Agreement), and, in the case of amendments or modifications of Sections 3.5, 3.6, 5.2, 5.4, 6(c), 6(d), 6(e), 6(f), 9.3, 9.5 or 9.6, the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Anything herein to the contrary notwithstanding, no consent of the Company shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that (i) directly affect any obligation or right of the Company hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Company or (ii) change the rights of the Company to refinance the First Priority Obligations or the Second Priority Obligations.

9.4. Information Concerning Financial Condition of the Company. Neither the Second Priority Representative nor the First Priority Creditor hereby assumes responsibility for keeping each other informed of the financial condition of the Company and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Creditor hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Creditor, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide or update any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information. Neither the First Priority Creditor nor the Second Priority Representative shall have any responsibility to monitor or verify the financial condition of the Company.

9.5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6. Submission to Jurisdiction. (a) Each First Priority Secured Party, each Second Priority Secured Party and the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against the Company or its properties in the courts of any jurisdiction.

(b) Each First Priority Secured Party, each Second Priority Secured Party and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13. Termination; QLT Default. Notwithstanding anything to the contrary contained in this Agreement:

(a) upon the occurrence of the Closing Date (as defined in the Merger Agreement, the “Merger Agreement Closing Date”)), (i) all Liens in favor of any Second Priority Secured Party securing the Second Priority Obligations shall be deemed to rank senior in all respects to the Liens in favor of the First Priority Secured Parties securing the First Priority Secured Obligations, (ii) the First Priority Creditor shall promptly deliver to the Second Priority Representative or its designees any and all possessory Common Collateral that it is holding pursuant to the terms of the First Priority Documents, and (iii) in furtherance of the foregoing, the First Priority Creditor and the Majority Holders (as defined in the Existing Second Priority Agreement) (who shall instruct the Second Priority Representative to execute the same) will work in good faith to promptly negotiate and execute an amendment to this Agreement providing that QLT Inc., as the First Priority Creditor under this Agreement, shall become the second priority creditor and U.S. Bank National Association, as collateral agent, and as the Second Priority Representative under this Agreement, shall become the first priority creditor, all on terms substantially equivalent to those set forth in this Agreement governing the relative priorities and rights of the First Priority Creditor and Second Priority Creditors (the “Post Merger Amended Intercreditor Agreement”), upon and after which the Post Merger Amended Intercreditor Agreement shall be deemed the “Intercreditor Agreement” as defined in the Existing First Priority Agreement; and

(b) upon the occurrence, and during the continuation of, a QLT Default (i) all Liens in favor of any Second Priority Secured Party securing the Second Priority Obligations shall be deemed to rank pari passu in all respects with the Liens in favor of the First Priority Secured Parties securing the First Priority Secured Obligations and (ii) in furtherance of the foregoing, the First Priority Creditor and the Majority Holders (as defined in the Existing Second Priority Agreement) (who shall instruct the Second Priority Representative to execute the same) will work in good faith to promptly negotiate and execute an amendment to this Agreement to give effect to such pari passu ranking.

9.14. Amendment to Second Priority Documents. Notwithstanding anything contained in the Second Priority Documents, Company and the Second Priority Representative agree that the First Priority Security Documents shall be deemed a “Permitted Lien” thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

QLT INC., as First Priority Creditor for and on behalf
of the First Priority Secured Parties

By:
Name:	Geoffrey Cox
Title:	Interim Chief Executive Officer

Address for Notices:

QLT Inc.

887 Great Northern Way, Suite 250
Vancouver, BC V5T 4T5
Canada
Attention: Glen Ibbott, Interim Chief Financial Officer
Facsimile No.: (604) 873-0816
With a copies to:

QLT Inc.
887 Great Northern Way, Suite 250
Vancouver, BC V5T 4T5
Canada
Attention: Dori Assaly, Vice President Legal Affairs
Facsimile No.: (604) 873-081

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Raymond O. Gietz
Facsimile: 212-310-8702

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as Second
Priority Representative for and on behalf of the Second
Priority Secured Parties

By:
Name:	Melinda Valentine
Title:	Vice President

Address for Notices:

U.S. Bank National Association
Global Trust Services
100 Wall Street, Suite 1600
New York, New York 10005
Facsimile: 212-951-6986
Attention: Karen Hall, Vice President
Email: Karen.Hall@unionbank.com

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

INSITE VISION INCORPORATED

By:
Name:	Timothy M. Ruane
Title:	Chief Executive Officer

Address for Notices:

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Facsimile: (510) 747-1382
Attention: Timothy M. Ruane
Email: TRuane@insite.com

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

Exhibit B

	Note Date & Principal Amount
Holder	9-Oct-14	21-Nov-14	10-Dec-14	17-Apr-15
Anthony J. Gerace	$166,666.67		$166,666.67	$166,666.67
Kingsbrook Opportunities Masterfund LP		$150,000.00	$150,000.00	$150,000.00
Garo H. Armen	$100,000.00		$100,000.00	$100,000.00
Jay Moorin	$83,333.33		$83,333.33	$83,333.33
LM Plus 4 Corporation	$75,000.00		$75,000.00	$75,000.00
Warrenton Ventures LLC	$33,333.33		$33,333.33	$33,333.33
Nicholas Ponzio	$33,333.33		$33,333.33	$33,333.33
Anthony G. Polak	$25,000.00		$25,000.00	$25,000.00
James G. Kelly	$25,000.00		$25,000.00	$25,000.00
Domaco Venture Capital Fund	$25,000.00		$25,000.00	$25,000.00
Amy Polak	$25,000.00		$25,000.00	$25,000.00
Joshua Kazam Trust		$25,000.00	$25,000.00	$25,000.00
Ezra S. Kazam		$25,000.00	$25,000.00	$25,000.00
RL Capital Partners, L.P.	$20,000.00		$20,000.00	$20,000.00
Kesef Investments, LLC		$16,666.67	$16,666.67	$16,666.67
RBC Capital Markets LLC Custodian
FBO Ronald Lazar (IRA)	$10,000.00		$10,000.00	$10,000.00
Jamie Polak	$10,000.00		$10,000.00	$10,000.00

	$631,666.67	$216,666.67	$848,333.33	$848,333.33

Exhibit 99.1

For Immediate Release

InSite Vision Announces Completion of the New Drug Application Submission to

the U.S. FDA for BromSite™

First Anti-Inflammatory Drug to be Indicated for Prevention of Pain

in Cataract Surgery

ALAMEDA, California – June 11, 2015 – InSite Vision Incorporated (OTCBB: INSV) today announced that it has completed the submission to the U.S. Food and Drug Administration (FDA) of the New Drug Application (NDA) of BromSite™ for the treatment of inflammation and prevention of pain in cataract surgery. InSite is seeking marketing approval of BromSite in the United States. In its confirmatory Phase 3 clinical trials, BromSite achieved statistically significant superiority to vehicle in alleviating ocular inflammation and the prevention of pain. In such trials, BromSite was well tolerated with no significant safety concerns or drug-related serious adverse events reported. Cataract surgery is the most frequently performed ocular surgery in the United States with more than three million procedures annually. Typically, anti-inflammatory eye drops are prescribed to reduce pain and inflammation both before and after surgery.

The filing of the BromSite NDA satisfies InSite’s obligation under its recently announced merger agreement with QLT Inc. The merger transaction, which has been unanimously approved by the Boards of both companies, is subject to the approval of InSite Vision shareholders, a condition that the FDA has not refused to accept the BromSite NDA for review within 60 days after InSite Vision’s filing of the NDA, a condition that the FDA has not indicated that it will require InSite Vision to conduct additional clinical studies prior to approval of BromSite within 74 days after InSite Vision’s filing of the NDA, and other customary closing conditions. QLT will not require a shareholder vote to conclude the transaction; InSite Vision will file a proxy statement with full disclosure of the transaction and will schedule a shareholder vote to approve the transaction. QLT will provide InSite Vision with a line of credit until the transaction closes. The transaction is expected to close in the third quarter of 2015 and to be taxable to InSite Vision shareholders. Shares of the new company will trade on NASDAQ under the ticker “QLTI” and on the TSX under the ticker “QLT”.

About InSite Vision

InSite Vision is advancing new specialty ophthalmologic products for treatment of diseases affecting the front and back of the eye. The company has two commercial products based on its innovative DuraSite® platform approved for the treatment of bacterial eye infections, AzaSite®

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(azithromycin ophthalmic solution) 1%, marketed in the U.S. by Akorn, Inc., and Besivance® (besifloxacin ophthalmic suspension) 0.6%, marketed by Bausch + Lomb, a wholly owned subsidiary of Valeant Pharmaceuticals International. InSite has a proprietary portfolio of clinical-stage product candidates, and has recently filed a New Drug Application for BromSite™ for the treatment of inflammation and prevention of pain associated with cataract surgery. InSite currently plans to file an NDA with the FDA in 2016 for the commercial approval by the U.S. Food and Drug Administration (FDA) of DexaSite™ for the treatment of blepharitis. InSite’s AzaSite Plus™ is advancing through Phase 3 clinical studies for the treatment of eye infections, and ISV-101 is in Phase 1/2 clinical development for dry-eye disease and inflammation. For further information on InSite Vision, please visit www.insitevision.com.

Forward-looking Statements

This news release contains certain statements of a forward-looking nature relating to future events, including the its plan to submit an NDA for DexaSite, the Company’s plans for clinical trials of its other product candidates, including AzaSite Plus and ISV-101, the Company’s current plans to pursue regulatory approval for its product candidates; and the potential indications for the Company’s pipeline drug candidates. Such statements entail a number of risks and uncertainties, including but not limited to: the Company’s ability to consummate its proposed merger with QLT, Inc.; the ability of the Company to receive approval for its BromSite NDA; the ability of the Company to enter into corporate collaborations for its product candidates; the Company’s ability to complete and file with the FDA an NDA for DexaSite; the Company’s ability to expand its product platform including AzaSite Xtra; the Company’s ability to compete effectively, either alone or through its partners, with other companies offering competing products or treatments; the Company’s ability to maintain and develop additional collaborations and commercial agreements with corporate partners; its ability to adequately protect its intellectual property and to be free to operate with regard to the intellectual property of others; and determinations by the FDA. Reference is made to the discussion of these and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q, under the caption “Risk Factors” and elsewhere in such reports. Any forward-looking statements or projections are based on the limited information currently available to the Company, which is subject to change. Although any such forward-looking statements or projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update any forward-looking information. Such information speaks only as of the date of its release. Actual events or results could differ materially and one should not unduly rely on such statements or information nor assume that the information provided in this release is still valid at any later date.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between QLT and InSite Vision, QLT will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of InSite Vision that also constitutes a prospectus of QLT. The definitive proxy statement/prospectus will be delivered to stockholders of InSite Vision. INVESTORS AND SECURITY HOLDERS OF INSITE VISION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors in InSite Vision will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by QLT and InSite Vision through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by QLT will be available free of charge on QLT’s website at www.QLT.com or by contacting

QLT’s Investor and Media Relations at 212-600-1902. Copies of the documents filed with the SEC by InSite Vision will be available free of charge on InSite Vision’s website at www.InSiteVision.com or by contacting InSite Vision at the numbers provided for Media and Investor Inquiries below.

Participants in the Merger Solicitation

QLT, InSite Vision, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the QLT and InSite Vision shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2015. Information about the directors and executive officers of InSite Vision is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 19, 2015.

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AzaSite® and DuraSite® are registered trademarks of InSite Vision Incorporated.

AzaSite Plus™, BromSite™, DexaSite™ and BromDex™ are trademarks of InSite Vision Incorporated.

BESIVANCE® is a registered trademark of Bausch + Lomb Incorporated.

Contact Information

InSite Vision

Louis Drapeau, Chief Financial Officer

510.747.1220

mail@insite.com

Media and Investor inquiries

BCC Partners

Karen L. Bergman, 650.575.1509

Susan Pietropaolo, 845.638.6290